CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment 31 to Registration Statement No. 2-
83847 on Form N-1A of our report dated May 11, 2006, relating to the financial statements of
EuroPacific Growth Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Financial highlights” in the Prospectuses and “Independent registered public accounting firm” and
“Prospectuses, reports to shareholders and proxy statements” in the Statement of Additional
Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Costa Mesa, California
May 30, 2006